UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)    September 12, 2005
WESCO INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-14989	25-1723342

(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive, Suite 700 Pittsburgh, Pennsylvania	15219

(Address of Principal Executive Offices)	(Zip Code)
(412) 454-2200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items To Be Included In This Report
Section 8 – Other Events
Item 8.01 — Other Events.
As previously reported in WESCO’s quarterly reports on Form 10-Q, WESCO is a defendant in a lawsuit filed in the United States District Court Northern District of California. Recently, WESCO and the plaintiff have agreed to a complete settlement of the pending litigation, subject to the approval by the boards of directors of both parties on or before October 15, 2005. Under the terms of this settlement the parties would release all claims against the other in exchange for cash and other consideration. The net impact of this settlement on WESCO’s third quarter net income after tax is estimated to be $4.6 to $4.9 million.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.
By:	/s/ Stephen A. Van Oss

Stephen A. Van Oss Senior Vice President and Chief Financial and Administrative Officer
Date: September 12, 2005